Exhibit 99.1

August 26, 2020

FOR ADDITIONAL INFORMATION

Media	Investors
Ken Stammen	Randy Hulen	Sara Macioch
Corporate Media Relations	Vice President, Investor Relations	Manager, Investor Relations
(614) 460-5544	and Treasurer	(614) 460-4789
kstammen@nisource.com	(219) 647-5688	smacioch@nisource.com
rghulen@nisource.com

NiSource Inc. Announces the Early Tender Results of its Tender Offer for its Maximum Tender Offer Notes

MERRILLVILLE, Ind. – NiSource Inc. (“NiSource”) announced today the early tender results of its previously announced cash tender offer (the “Maximum Tender Offer”) to purchase up to an aggregate maximum repurchase amount of $150,000,000 principal amount (the “Aggregate Maximum Repurchase Amount”) of its outstanding 6.25% Notes due 2040, 5.95% Notes due 2041, 5.80% Notes due 2042, 5.65% Notes due 2045 and 5.25% Notes due 2043 (the “Maximum Tender Offer Notes”). The terms and conditions of the Maximum Tender Offer remain unchanged and are described in the Offer to Purchase, dated August 12, 2020 (the “Offer to Purchase”).

The following table sets out, among other things, the aggregate principal amount of Maximum Tender Offer Notes that was validly tendered and not validly withdrawn prior to or at 5:00 p.m., New York City time, on August 25, 2020 (the “Early Tender Date”), as reported by D.F. King & Co., Inc., the Tender and Information Agent for the Maximum Tender Offer:

Title of Security	CUSIP/ISIN Numbers	Initial Principal Amount Outstanding	Acceptance Priority Level	Aggregate Principal Amount Tendered as of the Early Tender Date
6.25% Notes due 2040	65473QAW3/ US65473QAW33	$250,000,000	1	$97,398,000

5.95% Notes due 2041	65473QAX1/ US65473QAX16	$400,000,000	2	$223,450,000

5.80% Notes due 2042	65473QAZ6/ US65473QAZ63	$250,000,000	3	$107,351,000

5.65% Notes due 2045	65473QBD4/ US65473QBD43	$500,000,000	4	$155,847,000

5.25% Notes due 2043	65473QBB8/ US65473QBB86	$500,000,000	5	$131,030,000

The applicable Total Consideration for the Maximum Tender Offer Notes validly tendered and not validly withdrawn prior to or at the Early Tender Date will be determined in the manner described in the Offer to Purchase at 10:00 a.m., New York City time, on August 26, 2020, unless extended or earlier terminated by NiSource.

The Maximum Tender Offer has been fully subscribed as of the Early Tender Date. In accordance with the Aggregate Maximum Repurchase Amount and the Acceptance Priority Levels set forth in the table above, in each case as further described in the Offer to Purchase, all of the outstanding 6.25% Notes due 2040 validly tendered and not validly withdrawn prior to or at the Early Tender Date will be accepted for purchase. Any outstanding 5.95% Notes due 2041 validly tendered and not validly withdrawn will be subject to proration as further described in the Offer to Purchase. None of the outstanding 5.80% Notes due 2042, 5.65% Notes due 2045 and 5.25% Notes due 2043 tendered prior to or at the Early Tender Date will be accepted for purchase and will promptly be returned. No Maximum Tender Offer Notes tendered after the Early Tender Date will be accepted for purchase.

Holders of Maximum Tender Offer Notes accepted for purchase will receive the Total Consideration, which includes an Early Tender Payment (as defined in the Offer to Purchase) of $30 per $1,000 principal amount of Maximum Tender Offer Notes validly tendered by such holders and accepted for purchase by NiSource. Payments for Maximum Tender Offer Notes accepted for purchase will include accrued and unpaid interest from the last interest payment date applicable to the relevant series of Maximum Tender Offer Notes up to, but excluding, the Maximum Tender Early Settlement Date (as defined in the Offer to Purchase) for such Maximum Tender Offer Notes accepted for purchase. It is anticipated that the Maximum Tender Early Settlement Date for the accepted Maximum Tender Offer Notes will be August 27, 2020.

The withdrawal deadline for the Maximum Tender Offer was 5:00 p.m., New York City time, on August 25, 2020 and has not been extended. Accordingly, Maximum Tender Offer Notes tendered prior to or following the withdrawal deadline may not be withdrawn, subject to applicable law.

The Maximum Tender Offer will expire at 11:59 p.m., New York City time, on September 9, 2020, unless extended or earlier terminated by NiSource.

NiSource’s obligation to accept for purchase and to pay for the Maximum Tender Offer Notes validly tendered and not validly withdrawn in the Maximum Tender Offer is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase. The Maximum Tender Offer may be terminated or withdrawn in whole or terminated or withdrawn with respect to any series of the Maximum Tender Offer Notes, subject to applicable law. NiSource reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Maximum Tender Offer, (ii) extend or terminate the Maximum Tender Offer, (iii) increase or decrease the Aggregate Maximum Repurchase Amount or (iv) otherwise amend the Maximum Tender Offer in any respect.

Dealer Manager

Credit Suisse Securities (USA) LLC is serving as Dealer Manager for the Maximum Tender Offer. Questions regarding the Maximum Tender Offer may be directed to Credit Suisse Securities (USA) LLC, toll-free at (800) 820-1653 or collect at (212) 325-2476. Requests for the Offer to Purchase or the documents incorporated by reference therein may be directed to D.F. King & Co., Inc., which is acting as Tender and Information Agent for the Maximum Tender Offer, at the following telephone numbers: banks and brokers, (212) 269-5550; all others toll-free at (877) 679-4107. Additionally, a copy of the Offer to Purchase (including the Notice of Guaranteed Delivery) is available at the following web address: www.dfking.com/nisource.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Maximum Tender Offer is being made solely pursuant to terms and conditions set forth in the Offer to Purchase. This press release is being issued pursuant to and in accordance with Rule 134 under the Securities Act of 1933, as amended.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.5 million natural gas customers and 500,000 electric customers across seven states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s approximately 8,400 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve. Additional information about NiSource, its investments in modern infrastructure and systems, its commitments and its local brands can be found on its website.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of federal securities laws. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning our plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include among other things, our debt obligations; any changes to our credit rating or the credit rating of certain of our subsidiaries; our ability to execute our growth strategy; changes in general economic, capital and commodity market conditions; pension funding obligations; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; our ability to adapt to, and manage costs related to, advances in technology; any changes in our assumptions regarding the financial implications of a series of fires and explosions that occurred in Lawrence, Andover and North Andover, Massachusetts related to the delivery of natural gas by Columbia of Massachusetts in September 2018 (the “Greater Lawrence Incident”); compliance with the agreements entered into with the U.S. Attorney’s Office to settle the U.S. Attorney’s Office’s investigation relating to the Greater Lawrence Incident; the pending sale of the Columbia Gas of Massachusetts business, including the terms and closing conditions under the Asset Purchase Agreement; potential incidents and other operating risks associated with our business; continuing and potential future impacts from the COVID-19 pandemic; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; any damage to our reputation, including in connection with the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; fluctuations in demand from residential, commercial and industrial customers; economic conditions of certain industries; the success of NIPSCO’s electric generation strategy; the price of energy commodities and related transportation costs; the reliability of customers and suppliers to fulfill their payment and contractual obligations; potential impairment of goodwill; changes in taxation and accounting principles; the impact of an aging infrastructure; the impact of climate change; potential cyber-attacks; construction risks and natural gas costs and supply risks; extreme weather conditions; the attraction and retention of a qualified workforce; the ability of our subsidiaries to generate cash; our ability to manage new initiatives and organizational changes; the performance of third-party suppliers and service providers; changes in the method for determining LIBOR and the potential replacement of the LIBOR benchmark interest rate; and other matters in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and our subsequent SEC filings. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time. A credit rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning rating organization. In addition, dividends are subject to board approval.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

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